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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of PLATINUM technology, inc. on Form S-3 of our report dated August 26, 1994, on our audit of the financial statements of Answer Systems, Inc. for the year ended June 30, 1994, appearing in the 1995 Annual Report on Form 10K. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.

San Jose, California
October 30, 1996